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                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                          DATED AS OF SEPTEMBER 2, 1998

                                      AMONG

                        PILGRIM AMERICA PRIME RATE TRUST


                         BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION,
                              AS SYNDICATION AGENT,

                      STATE STREET BANK AND TRUST COMPANY,
                            AS ADMINISTRATIVE AGENT,

                                DEUTSCHE BANK AG,
                             AS DOCUMENTATION AGENT,

                                       AND

                                 COMMERZBANK AG
                                  AS CO-AGENT,

                                       AND

                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO


                                   ARRANGED BY

                         BANCAMERICA ROBERTSON STEPHENS

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
                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----
ARTICLE I

     DEFINITIONS............................................................  2
     1.1     Certain Defined Terms..........................................  2
     1.2     Other Interpretive Provisions.................................. 19
     1.3     Fiscal Periods................................................. 20

ARTICLE II

     THE CREDITS............................................................ 21
      2.1    Amounts and Terms of Commitments............................... 21
      2.2    Loan Accounts.................................................. 21
      2.3    Procedure for Committed Borrowing.............................. 22
      2.4    Conversion and Continuation Elections for Committed Borrowings. 23
      2.5    Bid Borrowings................................................. 24
      2.6    Procedure for Bid Borrowings................................... 25
      2.7    Voluntary Termination or Reduction of Commitments.............. 28
      2.8    Prepayments.................................................... 29
      2.9    Repayment...................................................... 29
      2.10   Interest....................................................... 29
      2.11   Fees........................................................... 31
      2.12   Computation of Fees and Interest............................... 31
      2.13   Payments by the Company........................................ 31
      2.14   Payments by the Banks to the Administrative Agent.............. 32
      2.15   Sharing of Payments, Etc....................................... 33
      2.16   Subsequent Bank................................................ 34
      2.17   Swing Loans.................................................... 34
      2.18   Extension of Revolving Termination Date........................ 35

ARTICLE III

     TAXES, YIELD PROTECTION AND ILLEGALITY................................. 36
     3.1     Taxes. ........................................................ 36
     3.2     Illegality..................................................... 37
     3.3     Increased Costs and Reduction of Return........................ 38
     3.4     Funding Losses................................................. 39
     3.5     Inability to Determine Rates................................... 40
     3.6     Certificates of Banks.......................................... 40
     3.7     Survival....................................................... 41

                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                           PAGE
ARTICLE IV

     CONDITIONS PRECEDENT...................................................41
     4.1     Conditions of Initial Loans....................................41
     4.2     Conditions to All Borrowings...................................43
     4.3.    Consequences of Effectiveness, etc.............................43
     4.4.    Reallocation of Loans..........................................44
     4.5.    Amounts Outstanding Under the Original  Agreement
             Deemed to Be Loans Under This Agreement........................44

ARTICLE V

     REPRESENTATIONS AND WARRANTIES.........................................44
     5.1     Existence and Power............................................44
     5.2     Registration of Company and Company's Shares...................45
     5.3     Authorization; No Contravention................................45
     5.4     Governmental Authorization.....................................45
     5.5     Binding Effect.................................................45
     5.6     Litigation.....................................................46
     5.7     No Default.....................................................46
     5.8     ERISA Compliance...............................................46
     5.9     Use of Proceeds................................................46
     5.10    Financial Condition............................................46
     5.11    Taxes..........................................................47
     5.12    Environmental Matters..........................................47
     5.13    No Burdensome Restrictions.....................................47
     5.14    Subsidiaries...................................................47
     5.15    Full Disclosure................................................47
     5.16    Regulations U and X............................................47
     5.17    Investment Policies and Investment Restrictions................48
     5.18    Advisory Contract..............................................48
     5.19    Compliance with Laws...........................................48
     5.20    Tax Status.....................................................48
     5.21    Year 2000 Problem..............................................48

ARTICLE VI

     AFFIRMATIVE COVENANTS..................................................48
     6.1     Financial Statements...........................................49

                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                           PAGE

     6.2     Notices........................................................50
     6.3     Preservation of Existence, Etc.................................51
     6.4     Insurance......................................................51
     6.5     Payment of Obligations.........................................52
     6.6     Compliance with Laws...........................................52
     6.7     Inspection of Property and Books and Records...................52
     6.8     Environmental Laws.............................................52
     6.9     Investment Adviser.............................................52
     6.10    Regulated Investment Company...................................53

ARTICLE VII

     NEGATIVE COVENANTS.....................................................53
     7.1     Limitation on Liens............................................53
     7.2     Consolidations and Mergers.....................................53
     7.3     Limitation on Indebtedness.....................................54
     7.4     Transactions with Affiliates...................................54
     7.5     Contingent Obligations.........................................54
     7.6     Lease Obligations..............................................54
     7.7     Business Activities; Investment Policies.......................54
     7.8     Accounting Changes.............................................55
     7.9     Financial Covenants............................................55
     7.10    Change of Custodian or Auditor.................................55
     7.11    Pension Plans..................................................55

ARTICLE VIII

     EVENTS OF DEFAULT......................................................55
     8.1     Event of Default...............................................55
     8.2     Remedies.......................................................58
     8.3     Rights Not Exclusive...........................................58

ARTICLE IX

     THE AGENTS.............................................................59
     9.1     Appointment and Authorization..................................59
     9.2     Delegation of Duties...........................................59
     9.3     Liability of Agents............................................59
     9.4     Reliance by Agents.............................................60
     9.5     Notice of Default..............................................60

                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                           PAGE

     9.6     Credit Decision................................................60
     9.7     Indemnification................................................61
     9.8     Agent in Individual Capacity...................................61
     9.9     Successor Agent................................................62
     9.10    Withholding Tax................................................62
     9.11    Other Agents...................................................64

ARTICLE X

     MISCELLANEOUS..........................................................64
     10.1    Amendments and Waivers.........................................64
     10.2    Notices........................................................65
     10.3    No Waiver; Cumulative Remedies.................................66
     10.4    Costs and Expenses.............................................66
     10.5    Indemnity......................................................67
     10.6    Payments Set Aside.............................................68
     10.7    Successors and Assigns.........................................68
     10.8    Assignments, Participations, etc...............................68
     10.9    Set-off........................................................71
     10.10   Notification of Addresses, Lending Offices, Etc................72
     10.11   Counterparts...................................................72
     10.12   Severability...................................................72
     10.13   No Third Parties Benefited.....................................72
     10.14   Governing Law and Jurisdiction.................................72
     10.15   Waiver of Jury Trial...........................................73
     10.16   Entire Agreement...............................................73
     10.18   Continuing Effectiveness, etc..................................73
     10.19   Facsimile Execution............................................74

SCHEDULES

Schedule 2.1   Commitments and Pro Rata Shares
Schedule 7.1   Permitted Liens
Schedule 10.2  Lending Offices; Address for Notice

EXHIBITS

Exhibit A      Form of Notice of Borrowing
Exhibit B      Form of Notice of Conversion/Continuation

Exhibit C      Form of Borrowing Base Certificate
Exhibit D      Form of Legal Opinion of Company's Counsel
Exhibit E      Form of Assignment and Acceptance
Exhibit F      Form of Competitive Bid Request
Exhibit G      Form of Competitive Bid
Exhibit H      Form of Committed Loan Note
Exhibit I      Form of Bid Loan Note
Exhibit J      Form of Swing Loan Note
Exhibit K      Form of Subsequent Bank Supplement
Exhibit L      Form of Security Agreement

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

         This SECOND AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of September 2, 1998 by the parties hereto and amends and restates that certain Amended and Restated Credit Agreement dated as of June 26, 1997, among Pilgrim America Prime Rate Trust, a Massachusetts business trust (the "COMPANY"), the several financial institutions from time to time party to this Agreement (collectively, the "BANKS"; individually, a "BANK"), Bank of America National Trust and Savings Association, as co-administrative agent and syndication agent for the Banks and State Street Bank and Trust Company, as co-administrative and paying agent for the Banks, and Deutsche Bank AG, as co-agent.

         WHEREAS, the Company, certain of the Banks, Bank of America National Trust and Savings Association, as co-administrative agent and syndication agent for the Banks, and State Street Bank and Trust Company, as co-administrative and paying agent for the Banks, have entered into an Amended and Restated Credit Agreement dated as of June 26, 1997 (the "ORIGINAL AGREEMENT"), which provided for the Banks to extend Loans to the Company from time to time; and

         WHEREAS, the Company and the Banks desire to amend the Original Agreement in certain respects, all as more fully hereinafter set forth (the "REFINANCING");

         NOW, THEREFORE, the parties hereto agree that the Credit Agreement shall be amended and restated, as of the Refinancing Date, upon satisfaction of the conditions set forth herein, to state in its entirety as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 CERTAIN DEFINED TERMS. The following terms have the following meanings:

               "ABSOLUTE   RATE"  has  the  meaning   specified  in   subsection
          2.6(b)(ii)(D).

               "ABSOLUTE RATE AUCTION" means a solicitation of Competitive Bids setting forth Absolute Rates pursuant to Section 2.6.

               "ABSOLUTE RATE BID LOAN" means a Bid Loan that bears interest at a rate determined with reference to the Absolute Rate.

               "ACT"  means  the   Investment   Company  Act  of  1940  and  the
          regulations promulgated thereunder.

               "ADMINISTRATIVE AGENT" means State Street in its capacity as administrative agent for the Banks hereunder, and any successor administrative agent arising under Section 9.9.

               "AFFILIATE" of any Person means (a) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (b) any officer, trustee, director, partner, co-partner or employee of such other Person; (c) if such other Person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and (d) if such other Person is an unincorporated investment company not having a board of directors, the board of trustees or other similar governing body.

               "AGENT" means the Administrative Agent, the Documentation Agent or the Syndication Agent.

               "AGENT-RELATED PERSONS" means BofA, Deutsche, State Street and any successor agent arising under Section 9.9, together with their respective Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

               "AGENT'S PAYMENT OFFICE" means the address of the Agent set forth on SCHEDULE 10.2, or such other address as the Agent may from time to time specify.

               "AGREEMENT" means this Credit Agreement.

               "APPLICABLE MARGIN" means 0.40%.

               "ARRANGER" means BancAmerica Robertson Stephens, a Delaware corporation.

               "ASSET COVERAGE" means, at any time, the "asset coverage" (as defined in Section 18(h) of the Act) of the Loans; provided, however, that in calculating total assets for the purpose of determining asset coverage, any asset with respect to which any payment is due but unpaid for at least five days shall be subtracted from total assets.

               "ASSIGNEE" has the meaning specified in subsection 10.8(a).

               "ATTORNEY COSTS" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all reasonable disbursements of internal legal counsel.

               "BANK" has the meaning specified in the introductory clause hereto.

               "BANKRUPTCY CODE" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. ss. 101, ET SEQ.).

               "BASE RATE" means, for any day, the higher of:

                    (a) the rate of  interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate); or

                    (b) 0.50% per annum above the latest Federal Funds Rate.

               Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

               "BID BORROWING" means a Borrowing hereunder consisting of one or more Bid Loans made to the Company on the same day by one or more Banks.

               "BID LOAN" means a Loan by a Bank to the Company under Section 2.5, which may be a LIBOR Bid Loan or an Absolute Rate Bid Loan.

               "BID LOAN LENDER" means, in respect of any Bid Loan, the Bank making such Bid Loan to the Company.

               "BID LOAN NOTE" means a promissory note executed by the Company in favor of a Bank pursuant to subsection 2.2(b), in substantially the form of EXHIBIT I. For the avoidance of doubt, any reference in a Bid Loan Note to provisions of this Agreement shall be deemed to mean this Agreement as supplemented by the terms of the Competitive Bid accepted by the Company in respect of the relevant Bid Loan evidenced by such Bid Loan Note.

               "BOFA"  means  Bank  of  America   National   Trust  and  Savings
          Association, a national banking association.

               "BORROWING" means a borrowing hereunder, other than Swing Loans, consisting of Loans made to the Company on the same day by the Banks under Article II, and may be a Committed Borrowing or a Bid Borrowing and, other than in the case of Federal Funds Rate Committed Loans, having the same Interest Period.

               "BORROWING BASE" has the meaning set forth in subsection 6.1(d).

               "BORROWING BASE CERTIFICATE" means a certificate as defined in subsection 6.1(d).

               "BORROWING DATE" means any date on which a Borrowing occurs, which shall under no circumstances be prior to the Closing Date.

               "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in Boston, New York or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

               "CAPITAL ADEQUACY REGULATION" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

               "CASH EQUIVALENTS" means, at any time:

                    (a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government;

                    (b) commercial paper, maturing not more than nine months from the date of issue, which is issued by

                         (i) a  corporation  (other  than  an  Affiliate  of the
                    Company) organized under the laws of any state of the United States or of the District of Columbia and rated A-1 by Standard & Poor's Ratings Group or P-1 by Moody's Investors Service, Inc., or

                         (ii) any Bank (or its holding company);

                    (c) any  certificate  of  deposit  or  bankers'  acceptance, maturing not more than one year after such time, which is issued by either

                         (i) a commercial  banking  institution that is a member
                    of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000,

                    PROVIDED that the deposits offered by such institution are rated at least A-1 by Standard & Poor's Ratings Group or P-1 by Moody's Investors Service, Inc., or

                         (ii) any Bank, or

                    (d) any repurchase  agreement entered into with any Bank (or other commercial banking institution of the stature referred to in CLAUSE (C)(I)) which

                         (i) is secured by a fully perfected  security  interest
                    in any  obligation  of the type  described in any of CLAUSES
                    (A) through (C); and

                         (ii) has a market  value  at the time  such  repurchase
                    agreement is entered into of not less than 100% of the repurchase obligation of such Bank (or other commercial banking institution) thereunder.

               "CHANGE OF CONTROL" means a change of control of the Investment Adviser which would constitute an "assignment" within the meaning of the Act of the Investment Management Agreement or the Administrative Agreement referred to in Section 5.19.

               "CLOSING DATE" means the date on which all conditions precedent set forth in Section 4.1 are satisfied or waived by all Banks (or, in the case of subsection 4.1(v), waived by the Person entitled to receive such payment).

               "CODE" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

               "COLLATERAL AGENT" shall have the meaning assigned to such term in ANNEX X to the GE Capital Facility.

               "COMMITMENT",  as to each  Bank,  has the  meaning  specified  in
          Section 2.1.

               "COMMITTED BORROWING" means a Borrowing hereunder consisting of Committed Loans of the same Type made to the Company on the same day by the Banks ratably according to their respective Commitments and, in the case of Offshore Rate Committed Loans, having the same Interest Periods.

               "COMMITTED  LOAN"  means a Loan by a Bank  to the  Company  under
          Section 2.1, and may be an Offshore Rate Committed Loan or a Federal Funds Rate Committed Loan (each, a "TYPE" of Committed Loan).

               "COMMITTED LOAN NOTE" means a promissory note executed by the Company in favor of a Bank pursuant to subsection 2.2(b), in substantially the form of EXHIBIT H.

               "COMPANY" has the meaning specified in the introductory clause hereto.

               "COMPETITIVE BID" means an offer by a Bank to make a Bid Loan in accordance with subsection 2.6(c).

               "COMPETITIVE BID REQUEST" has the meaning specified in subsection 2.6(a).

               "CONTINGENT OBLIGATION" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "GUARANTY OBLIGATION"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if such Guaranty Obligaamount, the maximum liability in respect thereof, or if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations, shall be equal to the maximum reasonably anticipated liability in respect thereof.

               "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

               "CONVERSION/CONTINUATION  DATE"  means any date on  which,  under
          Section 2.4, the Company (a) converts Committed Loans of one Type to another Type, or (b) continues as Committed Loans of the same Type, but with a new Interest Period, Committed Loans having Interest Periods expiring on such date.

               "CUSTODIAN" shall have the meaning assigned to such term in ANNEX X to the GE Capital Facility.

               "CUSTODIAL AGENT" shall have the meaning assigned to such term in ANNEX X to the GE Capital Facility.

               "DEFAULT" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

               "DEPOSIT ACCOUNT" means account number 37926342 at State Street.

               "DEUTSCHE" means Deutsche Bank AG.

               "DOCUMENTATION AGENT" means Deutsche Bank AG in its capacity as documentation agent for the Banks hereunder, and any successor documentation agent arising under Section 9.9.

               "DOLLARS", "DOLLARS" and "$" each mean lawful money of the United States.

               "ELIGIBLE ASSIGNEE" means (i) a commercial bank organized or licensed under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000;
          (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; and (iii) a Person that is primarily engaged in the business of commercial banking and that is
          (A) a Subsidiary of a Bank, (B) a Subsidiary of a Person of which a Bank is a Subsidiary, or (C) a Person of which a Bank is a Subsidiary; and (iv) any other financial institution (other than an investment company) in good standing under the laws of any country which is a member of the OECD and which has a combined capital and surplus of at least $100,000,000.

               "ENVIRONMENTAL CLAIMS" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

               "ENVIRONMENTAL LAWS" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any

          Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

               "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

               "EURODOLLAR RESERVE PERCENTAGE" has the meaning specified in the definition of "Offshore Rate".

               "EVENT OF DEFAULT" means any of the events or circumstances specified in Section 8.1.

               "EXCHANGE ACT" means the Securities and Exchange Act of 1934 and regulations promulgated thereunder.

               "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

               "FEDERAL FUNDS RATE" means, for any day, the rate which appears on Telerate Page 5, as quoted by Garvin Guy Butler, as of 12:00 noon (in the case of any calculation other than the interest rate for Swing Loans) or 9:30 a.m. (in the case of the calculation of the interest rate for Swing Loans) New York time as the "Federal Funds Offered Rate"; or, if any relevant day such rate is not so published, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to such time (Boston time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

               "FEDERAL FUNDS RATE COMMITTED LOAN" means a Committed Loan that bears interest based on the Federal Funds Rate.

               "FEE LETTERS" has the meaning specified in subsection 2.11(a).

               "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

               "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of the financial statements referred to in subsection 5.10(a) hereof.

               "GE CAPITAL FACILITY" means the Revolving Loan Agreement dated as of July 16, 1998 among Pilgrim America Prime Rate Trust, Pilgrim America Investments, Inc., Edison Asset Securitization, L.L.C. and General Electric Capital Corporation.

               "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

               "GUARANTY OBLIGATION" has the meaning specified in the definition of "Contingent Obligation."

               "INDEBTEDNESS" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases; (g) all net obligations with respect to Swap Contracts; (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right), property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (i) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

               "INDEMNIFIED LIABILITIES" has the meaning specified in Section 10.5.

               "INDEMNIFIED PERSON" has the meaning specified in Section 10.5.

               "INSOLVENCY PROCEEDING" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

               "INTEREST  PAYMENT  DATE" means,  as to any Offshore Rate Loan or
          Absolute Rate Bid Loan, the last day of each Interest Period applicable to such Loan; as to any Federal Funds Rate Committed Loan, the last Business Day of each calendar quarter; and as to any Committed Loan, each date such Committed Loan is converted into another Type of Committed Loan; PROVIDED, HOWEVER, that (a) if any Interest Period for an Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest
          Period and after each Interest Payment Date thereafter is also an Interest Payment Date, and (b) as to any Bid Loan, such intervening dates, if any, prior to the maturity thereof as may be specified by the Company and agreed to by the applicable Bid Loan Lender in the applicable Competitive Bid shall also be Interest Payment Dates.

               "INTEREST PERIOD" means, (a) as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan, or (in the case of any Offshore Rate Committed Loan) on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Committed Loan, and ending on the date one, two, three or six months thereafter as selected by the Company in its Notice of Borrowing, Notice of Conversion/Continuation or Competitive Bid Request, as the case may be; and (b) as to any Absolute Rate Bid Loan, a period of not less than 30 days and not more than 180 days as selected by the Company in the applicable Competitive Bid Request;

          PROVIDED that:

                    (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                    (ii) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                    (iii) no Interest  Period for any Loan shall  extend  beyond the scheduled Maturity Date.

               "INVESTMENT ADVISER" has the meaning specified in Section 6.9.

               "INVESTMENT POLICIES" means the policies described in the most recent prospectus of the Company prior to the date hereof.

               "INVESTMENT RESTRICTIONS" means the restrictions described in the most recent prospectus of the Company prior to the date hereof.

               "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions.

               "LENDER AGENT" shall have the meaning assigned to such term in Annex X of the GE Capital Facility.

               "LENDERS" shall have the meaning assigned to such term in ANNEX X to the GE Capital Facility.

               "LENDING OFFICE" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on SCHEDULE 10.2, or such other office or offices as such Bank may from time to time notify the Company and the Administrative Agent.

               "LIBOR RATE" means, for any Interest Period with respect to a LIBOR Bid Loan or an Offshore Rate Committed Loan, the rate of interest per annum determined by the Administrative Agent to be the arithmetic mean (rounded upward, if necessary, to the nearest 1/16th of 1%) of the rates of interest per annum notified to the Administrative Agent by State Street as the rate of interest at which dollar deposits in the approximate amount of, in the case of LIBOR Bid Loans, the LIBOR Bid Loans to be borrowed in such Bid Borrowing, and, in the case of Offshore Rate Committed Loans, the Offshore Rate Committed Loan to be made by State Street, and having a maturity comparable to such Interest Period, would be offered to State Street by major banks in the London interbank market at its request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

               "LIBOR AUCTION" means a solicitation of Competitive Bids setting forth a LIBOR Bid Margin pursuant to Section 2.6.

               "LIBOR BID LOAN" means any Bid Loan that bears interest at a rate based upon the LIBO Rate.

               "LIBOR BID MARGIN" has the meaning specified in subsection 2.6(b)(ii)(C).

               "LIEN" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, segregated asset arrangement established in connection with reverse repurchase transactions, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

               "LOAN" means an extension of credit by a Bank to the Company under Article II, and may be a Committed Loan, a Bid Loan or a Swing Loan.

               "LOAN DOCUMENTS" means this Agreement, any Notes, the Security Agreement, the Fee Letters and all other documents delivered to any Agent or any Bank in connection herewith and therewith.

               "MAJORITY BANKS" means at any time (a) prior to the Revolving Termination Date, Banks then holding more than 50% of the then aggregate unpaid principal amount of the Committed Loans, and (b) after the Revolving Termination Date, Banks then holding more than 50% of the then aggregate unpaid principal amount of the Loans; PROVIDED, HOWEVER, that if at any time (i) prior to the Revolving Termination Date, no Committed Loans are outstanding, or (ii) after the Revolving Termination Date, no Loans are outstanding, Majority Banks shall mean Banks then holding more than 50% of the Commitments.

               "MARGIN STOCK" means "margin stock" as such term is defined in Regulation T, U or X of the FRB.

               "MASTER COLLATERAL AGENTS" shall have the meaning assigned to such term in ANNEX X to the GE Capital Facility.

               "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse effect upon, the business, properties, condition (financial or otherwise) or prospects of the Company; (b) a material impairment of the ability of the Company to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company of any Loan Document.

               "MATURITY DATE" means the earlier to occur of (a) the date three years after the Revolving Termination Date; and (b) the date on which all Loans become due and payable (by acceleration or otherwise).

               "1933 ACT" means the Securities Act of 1933 and regulations promulgated thereunder.

               "NOTES" means the Committed Loan Notes, the Bid Loan Notes and the Swing Loan Note.

               "NOTICE OF BORROWING" means a notice in substantially the form of EXHIBIT A.

               "NOTICE   OF   CONVERSION/CONTINUATION"   means   a   notice   in
          substantially the form of EXHIBIT B.

               "OBLIGATIONS" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document, owing by the Company to any Bank, any Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

               "OFFSHORE RATE" means, for any Interest Period with respect to Offshore Rate Committed Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the nearest 1/100th of 1%) determined by the Administrative Agent as follows:

                Offshore Rate =    LIBOR RATE
                                ------------------------------------
                                1.00 - Eurodollar Reserve Percentage
          Where,

                    "EURODOLLAR  RESERVE  PERCENTAGE"  means for any day for any
               Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of 1%) in effect on such day (whether or not applicable to any Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities") having a term comparable to such Interest Period.

                    The Offshore Rate shall be adjusted  automatically as to all
               Offshore  Rate  Committed  Loans  then   outstanding  as  of  the
               effective   date  of  any  change  in  the   Eurodollar   Reserve
               Percentage.

               "OFFSHORE RATE COMMITTED LOAN" means any Committed Loan that bears interest based on the Offshore Rate.

               "OFFSHORE RATE LOAN" means any LIBOR Bid Loan or any Offshore Rate Committed Loan.

               "OPERATING AGENT" shall have the meaning assigned to such term in ANNEX X to the GE Capital Facility.

               "ORGANIZATION DOCUMENTS" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of designation or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation and, for any trust, its trust agreement, bylaws, any certificate of designation or instrument relating to the rights of preferred shareholders of such trust and all applicable resolutions of the board of trustees (or any committee thereof) of such trust.

               "ORIGINAL AGREEMENT" is defined in the first recital to this Agreement.

               "ORIGINATING  BANK"  has  the  meaning  specified  in  subsection
          10.8(d).

               "OTHER TAXES" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

               "PARTICIPANT" has the meaning specified in subsection 10.8(d).

               "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

               "PENSION PLAN" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, other than a Multiemployer Plan, with respect to which the Company or any ERISA Affiliate may have any liability.

               "PERMITTED LIENS" has the meaning specified in Section 7.1.

               "PERSON" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

               "PLAN" means any "pension plan" or "welfare benefit plan" as such terms are defined under ERISA.

               "PRO RATA SHARE" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks.

               "REFINANCING" is defined in the second recital to this Agreement.

               "REFINANCING DATE" means September 2, 1998.

               "REPORTABLE EVENT" means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

               "REQUIREMENT OF LAW" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

               "RESPONSIBLE  OFFICER"  means the chief  executive  officer,  the president, the secretary or the assistant secretary of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer, the treasurer, the secretary or the assistant secretary of the Company, or any other officer having substantially the same authority and responsibility.

               "REVOLVING TERMINATION DATE" means the earlier to occur of:

                    (a) September 1, 1999, as such date may be extended pursuant to Section 2.18; and

                    (b)  the  date  on  which  the   Commitments   terminate  in
               accordance with the provisions of this Agreement.

               "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

               "SECURITY AGREEMENT" means a security agreement in the form attached as EXHIBIT L.

               "STATE STREET" means State Street Bank and Trust Company, a Massachusetts banking corporation.

               "SUBSIDIARY" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

               "SURETY  INSTRUMENTS"  means all  letters  of  credit  (including
          standby  and  commercial),   bankers'  acceptances,  bank  guaranties,
          shipside bonds, surety bonds and similar instruments.

               "SWAP CONTRACTS" means swap agreements (as such term is defined in Section 101 of the Bankruptcy Code) and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates or commodity prices.

               "SWING LOAN" means a Loan by Administrative Agent to the Company under Section 2.17.

               "SWING LOAN NOTE" means a promissory note executed by the Company in favor of the Administrative Agent pursuant to subsection 2.2(b), in substantially the form of EXHIBIT J.

               "SYNDICATION AGENT" means BofA in its capacity as syndication agent for the Banks hereunder, and any successor syndication agent arising under Section 9.9.

               "TAXES" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto arising from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document.

               "TOTAL ASSETS" means, an amount equal to the aggregate value of all items that would be set forth as assets on a balance sheet of such Company on such date, prepared in accordance with the Act and the rules and regulations under the Act. The assets of the Company shall be valued in accordance with the Act, the rules and regulations under the Act, and the valuation procedures set forth in its most recent statement of additional information. Upon the written request of the Administrative Agent, the Company shall promptly furnish all such information as the Administrative Agent shall reasonably request relating to the value of any asset or the assignment of values thereto.

               "TOTAL LIABILITIES" means as of any date, the aggregate amount of all items that would be set forth as liabilities on a balance sheet of the Company on such date in accordance with GAAP.

               "TRUST AGREEMENT" means Agreement and Declaration of Trust of the Company dated December 2, 1987, as amended April 12, 1996.

               "TYPE" has the meaning specified in the definition of Committed Loan.

               "UNFUNDED PENSION LIABILITY" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

               "UNITED STATES" and "U.S." each means the United States of America.

               "WHOLLY-OWNED SUBSIDIARY" means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

         1.2 OTHER INTERPRETIVE PROVISIONS.

           (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

           (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

           (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

               (ii) The term "including" is not limiting and means "including without limitation."

               (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

           (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement and any other Loan Document) and other contractual instruments shall be deemed to include all subsequent amendments, supplements, restatements and other modifications thereto, but only to the extent such amendments, supplements, restatements and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

           (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

           (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided herein, any reference to any action of any Agent, the Banks or the Majority Banks by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

           (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agents, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agents merely because of the Agents' or Banks' involvement in their preparation.

         1.3 FISCAL PERIODS.

           Unless the context otherwise clearly requires, all references herein to "fiscal year" and "fiscal quarter" shall refer to such fiscal periods of the Company.
                                   ARTICLE II

                                   THE CREDITS

         2.1 AMOUNTS AND TERMS OF COMMITMENTS.

           Each Bank severally agrees, on the terms and conditions set forth herein, to make loans to the Company from time to time on any Business Day during the period from the Refinancing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth on SCHEDULE 2.1 (as such amount may be reduced under Section 2.7 or as a result of one or more assignments under Section 10.8, each Bank's "COMMITMENT"); PROVIDED, HOWEVER, that, after giving effect to any Committed Borrowing, the aggregate principal amount of all outstanding Loans shall not at any time exceed the lesser of (i) the combined Commitments or (ii) the Borrowing Base. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.1, prepay under
Section 2.8 and reborrow under this Section 2.1; and PROVIDED FURTHER, that the Company shall not have Federal Funds Rate Committed Loans outstanding for 30 consecutive days or longer.

         2.2 LOAN ACCOUNTS.

           (a) The Loans made by each Bank shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. The loan accounts or records maintained by the Administrative Agent and each Bank shall be conclusive absent manifest error of the amount of the

Loans made by the Banks to the Company and the interest  and  payments  thereon.
Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans.

           (b) Upon the request of any Bank made through the Administrative Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of loan accounts. Each such Bank shall endorse on the schedules annexed to its Notes the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Bank is irrevocably authorized by the Company to endorse its Notes and each Bank's record shall be conclusive absent manifest error; PROVIDED, HOWEVER, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Bank. If Notes are delivered to a Bank, the Committed Loans made by such Bank would be evidenced by a Committed Loan Note, the Bid Loans made by such Bank would be evidenced by a Bid Loan Note and, in the case of the Administrative Agent, the Swing Loans made by the Administrative Agent would be evidenced by a Swing Loan Note.

           Promptly following the Refinancing Date, each Bank that is a party to the Original Agreement shall return to the Company for cancellation any promissory note issued to it by the Company under the Original Agreement and not theretofore cancelled.

         2.3 PROCEDURE FOR COMMITTED BORROWING.

           (a) Each Committed Borrowing shall be made upon the Company's irrevocable written notice delivered to the Administrative Agent in the form of a Notice of Borrowing (which notice must be received by the Administrative Agent prior to 12:00 noon (Boston time) (i) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Committed Loans; and (ii) on the requested Borrowing Date, in the case of Federal Funds Rate Committed Loans, specifying:

               (A) the amount of the Committed Borrowing, which shall be in an aggregate minimum amount of $1,000,000 and multiples of $1,000,000;

               (B) the requested Borrowing Date, which shall be a Business Day;

               (C)  the  Type  of  Committed  Loans   comprising  the  Committed
          Borrowing; and

               (D) the duration of the Interest Period applicable to any Offshore Rate Committed Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Committed Borrowing comprised of Offshore Rate Committed Loans, such Interest Period shall be three months.

           (b) The Administrative Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of that Committed Borrowing.

           (c) Each Bank will make the amount of its Pro Rata Share of each Committed Borrowing available to the Administrative Agent for the account of the Company at the Administrative Agent's Payment Office by 2:00 p.m. (Boston time) on the Borrowing Date requested by the Company in funds immediately available to the Administrative Agent. The proceeds of all such Committed Loans will then be made available to the Company by the Administrative Agent by deposit to the Deposit Account or such other account as the Company may direct.

           (d) After giving effect to any Committed Borrowing, there may not be more than ten different Interest Periods in effect in respect of all Offshore Rate Committed Loans and Bid Loans together then outstanding.

         2.4 CONVERSION AND CONTINUATION ELECTIONS FOR COMMITTED BORROWINGS.

           (a)  The  Company  may,  upon  irrevocable   written  notice  to  the
Administrative Agent in accordance with subsection 2.4(b):

               (i) elect, as of any Business Day, in the case of Federal Funds Rate Committed Loans, or as of the last day of the applicable Interest Period, in the case of Offshore Rate Committed Loans, to convert any such Committed Loans (or any part thereof in an amount not less than $1,000,000) into Committed Loans of the other Type; or

               (ii) elect, as of the last day of the applicable Interest Period, to continue any Offshore Rate Committed Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $1,000,000);

PROVIDED, that if at any time the aggregate amount of Offshore Rate Committed Loans in respect of any Committed Borrowing is reduced, by payment, prepayment, or conversion of part thereof, to be less than $1,000,000, such Offshore Rate Committed Loans shall automatically convert into Federal Funds Rate Committed Loans, and on and after such date the right of the Company to continue such Committed Loans as, and convert such Committed Loans into, Offshore Rate Committed Loans shall terminate.

           (b) The Company shall deliver a Notice of Conversion/ Continuation to be received by the Administrative Agent not later than 12:00 noon (Boston time) at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Committed Loans are to be converted into or continued as Offshore Rate Committed Loans; and (ii) on the Conversion/Continuation Date, if Offshore Rate Committed Loans are to be converted into Federal Funds Rate Committed Loans, specifying:

               (A) the proposed Conversion/Continuation Date;

               (B) the aggregate amount of Committed Loans to be converted or continued;

               (C) the Type of Committed Loans resulting from the proposed conversion or continuation; and

               (D) other than in the case of conversions into Federal Funds Rate Committed Loans, the duration of the requested Interest Period.

           (c) If upon the expiration of any Interest Period applicable to Offshore Rate Committed Loans, the Company has failed to select timely a new Interest Period to be applicable to such Offshore Rate Committed Loans, or if any Default or Event of Default then exists, the Company shall be deemed to have elected to convert such Offshore Rate Committed Loans into Federal Funds Rate Committed Loans effective as of the expiration date of such Interest Period.

           (d) The Administrative Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Administrative Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Committed Loans with respect to which the notice was given held by each Bank.

           (e) Unless all the Banks otherwise agree, during the existence of a Default or Event of Default, the Company may not elect to have a Committed Loan converted into or continued as an Offshore Rate Committed Loan.

           (f) After giving effect to any conversion or continuation of Committed Loans, there may not be more than ten different Interest Periods in effect in respect of all Offshore Rate Committed Loans and Bid Loans together then outstanding.

           2.5 BID BORROWINGS.  In addition to Committed  Borrowings pursuant to
Section 2.3,  each Bank  severally  agrees that the Company may, as set forth in
Section 2.6, from time to time request the Banks prior to the Revolving Termination Date to submit offers to make Bid Loans to the Company; PROVIDED, HOWEVER, that the Banks may, but shall have no obligation to, submit such offers and the Company may, but shall have no obligation to, accept any such offers; and PROVIDED, FURTHER, that at no time shall (a) the outstanding aggregate principal amount of all Bid Loans made by all Banks, plus the outstanding aggregate principal amount of all Committed Loans made by all Banks and Swing Loans made by the Administrative Agent exceed the combined Commitments or the Borrowing Base; (b) the outstanding aggregate principal amount of Bid Loans from any one Bank exceed $100,000,000; (c) the outstanding aggregate principal amount of Bid Loans made by all Banks exceed 60% of the combined Commitments; or (d) the number of Interest Periods for Bid Loans then outstanding plus the number of Interest Periods for Offshore Rate Committed Loans then outstanding exceed ten.

           2.6 PROCEDURE FOR BID BORROWINGS.

           (a) When the Company wishes to request the Banks to submit offers to make Bid Loans hereunder, it shall transmit to the Banks by telephone call followed promptly by facsimile transmission a notice in substantially the form of EXHIBIT F (a "COMPETITIVE BID REQUEST") so as to be received no later than 12:00 noon (Boston time) (x) four Business Days prior to the date of a proposed Bid Borrowing in the case of a LIBOR Auction, or (y) two Business Days prior to the date of a proposed Bid Borrowing in the case of an Absolute Rate Auction, specifying:

               (i) the date of such Bid  Borrowing,  which  shall be a  Business
          Day;

               (ii) the aggregate amount of such Bid Borrowing, which shall be a minimum amount of $5,000,000 or in multiples of $1,000,000 in excess thereof;

               (iii) whether the Competitive Bids requested are to be for LIBOR Bid Loans or Absolute Rate Bid Loans or both; and

               (iv) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of "Interest Period" herein.

Subject to subsection 2.6(b), the Company may not request Competitive Bids for more than three Interest Periods in a single Competitive Bid Request and may not request Competitive Bids more than once in any period of five Business Days.

           (b) (i) Each Bank may at its discretion submit a Competitive Bid containing an offer or offers to make Bid Loans in response to any Competitive Bid Request. Each Competitive Bid must comply with the requirements of this subsection 2.6(b) and must be submitted to the Company by facsimile transmission at the Company's office for notices set forth on SCHEDULE 10.2 not later than
(1) 9:30 a.m. (Boston time) three Business Days prior to the proposed Borrowing Date, in the case of a LIBOR Auction or (2) 9:30 a.m. (Boston time) on the proposed Borrowing Date, in the case of an Absolute Rate Auction.

               (ii) Each Competitive Bid shall be in substantially the form of EXHIBIT G, specifying therein:

                    (A) the proposed Borrowing Date;

                    (B) the  principal  amount of each Bid Loan for  which  such
               Competitive Bid is being made, which principal amount (x) may be equal to, greater than or less than the Commitment of the quoting Bank, (y) must be $5,000,000 or in multiples of $1,000,000 in excess thereof, and (z) may not exceed the principal amount of Bid Loans for which Competitive Bids were requested;

                    (C) in case the Company elects a LIBOR  Auction,  the margin above or below the LIBO Rate (the "LIBOR BID MARGIN") offered for each such Bid Loan, expressed as a percentage (rounded to the nearest 1/16th of 1%) to be added to or subtracted from the applicable LIBO Rate and the Interest Period applicable thereto;

                    (D) in case the Company elects an Absolute Rate Auction, the rate of interest per annum (rounded upward to the nearest 1/100th of 1%) (the "ABSOLUTE RATE") offered for each such Bid Loan; and

                    (E) the identity of the quoting Bank.

          A Competitive Bid may contain up to three separate offers by the quoting Bank with respect to each Interest Period specified in the related Competitive Bid Request.

               (iii) Any Competitive Bid shall be disregarded if it:

                    (A) is not  substantially  in  conformity  with EXHIBIT G or does not specify all of the  information  required by  subsection
               (b)(ii) of this Section;

                    (B) contains qualifying, conditional or similar language;

                    (C) proposes terms other than or in addition to those set forth in the applicable Competitive Bid Request; or

                    (D) arrives after the time set forth in subsection (b)(i) of this Section.

               (iv) Notwithstanding anything to the contrary contained in this subsection 2.6(b), a Competitive Bid by any Bank may contain, and will not be disregarded if it does contain, a restriction on the use of proceeds thereof.

           (c) Any subsequent Competitive Bid by a Bank that amends, modifies or is otherwise inconsistent with a previous Competitive Bid shall be disregarded by the Company unless subsequent Competitive Bid is submitted solely to correct a manifest error in such former Competitive Bid and only if received within the times set forth in subsection 2.6(b). Subject only to the provisions of Sections 3.2, 3.5 and 4.2 hereof and the provisions of this subsection (c), any Competitive Bid shall be irrevocable except with the written consent of the Administrative Agent given on the written instructions of the Company.

           (d) Not later than 10:30 a.m. (Boston time) three Business Days prior to the proposed Borrowing Date, in the case of a LIBOR Auction, or 10:30 a.m. (Boston time) on the proposed Borrowing Date, in the case of an Absolute Rate Auction, the Company shall notify the Banks of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection 2.6(b). The Company shall be under no obligation to accept any offer and may choose to reject all offers. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that is accepted. The Company may accept any Competitive Bid in whole or in part; PROVIDED that:

          (i) the aggregate principal amount of each Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Request;

          (ii) the principal amount of each Bid Borrowing must be $5,000,000 or in any multiple of $1,000,000 in excess thereof;

          (iii) acceptance of offers may only be made on the basis of ascending (i.e., from the lowest effective yield to the highest) LIBOR Bid Margins or Absolute Rates within each Interest Period, as the case may be; and

          (iv) the  Company  may not  accept  any  offer  that is  described  in
     subsection   2.6(b)(iii)  or  that  otherwise  fails  to  comply  with  the requirements of this Agreement.

           (e) If offers are made by two or more Banks with the same LIBOR Bid Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Bid Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in such multiples, not less than $1,000,000, as the Company may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determination by the Company of the amounts of Bid Loans shall be conclusive in the absence of manifest error.

           (f) (i) The Company will promptly notify each Bank having submitted a Competitive Bid if its offer has been accepted and, if its offer has been accepted, of the amount of the Bid Loan or Bid Loans to be made by it on the date of the Bid Borrowing. The Company shall also notify the Administrative Agent of the Bid Loan or Bid Loans to be made.

          (ii) Each Bank, which has received notice pursuant to subsection 2.6(f)(i) that its Competitive Bid has been accepted, shall make the amounts of such Bid Loans available to the Administrative Agent for the account of the Company at the Administrative Agent's Payment Office, by 2:00 p.m. (Boston time) on such date of Bid Borrowing, in funds immediately available to the
Administrative Agent for the account of the Company at the Administrative Agent's Payment Office.

          (iii) Promptly following each Bid Borrowing, the Company shall notify each Bank of the ranges of bids submitted and the highest and lowest Bids accepted for each Interest Period requested by the Company and the aggregate amount borrowed pursuant to such Bid Borrowing.

           (g) If, on or prior to the proposed Borrowing Date, the Commitments have not been terminated and if, on such proposed Borrowing Date all applicable conditions to funding referenced in Sections 3.2, 3.5 and 4.2 hereof are satisfied, the Bank or Banks whose offers the Company has accepted will fund each Bid Loan so accepted. Nothing in this Section 2.6 shall be construed as a right of first offer in favor of the Banks or to otherwise limit the ability of the Company to request and accept credit facilities from any Person (including any of the Banks), provided that no Default or Event of Default would otherwise arise or exist as a result of the Company executing, delivering or performing under such credit facilities.

           2.7 VOLUNTARY TERMINATION OR REDUCTION OF COMMITMENTS. The Company may, upon not less than five Business Days' prior notice to the Administrative Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $5,000,000 or a multiple of $1,000,000 in excess thereof; UNLESS, after giving effect thereto and to any prepayments of Committed Loans made on the effective date thereof, the then outstanding principal amount of the Loans would exceed the amount of the combined Commitments then in effect. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. All accrued facility fees to, but not including the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

           2.8 PREPAYMENTS.

           (a) If at any time the outstanding principal amount of the Loans plus other liabilities (as determined in the calculation of the Borrowing Base) shall exceed the then-current Borrowing Base, the Company shall immediately prepay the outstanding principal amount of such Loans or other liabilities in an amount equal to such excess, together with interest accrued thereon and amounts required under Section 3.4.

           (b) Subject to Section 3.4, the Company may, at any time or from time to time, ratably prepay Committed Loans in whole or in part, in minimum amounts of $1,000,000 or multiple thereof upon irrevocable notice to the Administrative

Agent not later than 12:00 noon (Boston time) on the date of a proposed prepayment of Federal Funds Rate Committed Loans and three Business Days prior to the date of a proposed prepayment of Offshore Rate Committed Loans. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid. The Administrative Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 3.4.

           (c) Bid Loans may not be voluntarily prepaid.

           2.9 REPAYMENT.

           (a) All Loans which are outstanding on the Revolving Termination Date shall be repaid in twelve substantially equal quarterly installments. Such installments shall be payable at quarterly intervals after the Revolving
Termination Date, commencing on a date one quarter after the Revolving Termination Date and continuing until the Maturity Date; PROVIDED that, in any event, all Loans shall be due and payable in full on the Maturity Date.

           (b) The Company shall repay each Bid Loan on the last day of the relevant Interest Period.

           2.10 INTEREST.

           (a) Each Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate or the Federal Funds Rate, as the case may be (and subject to the Company's right to convert to other Types of Committed Loans under Section 2.4), PLUS the Applicable Margin. Each Bid Loan shall bear interest on the outstanding principal amount thereof from the relevant Borrowing Date at a rate per annum equal to the LIBO Rate plus (or minus) the LIBOR Bid Margin, or at the Absolute Rate, as the case may be.

           (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Committed Loans under Section 2.8 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Majority Banks.

           (c) Notwithstanding subsection (a) of this Section, while any Event of Default exists or after acceleration, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Loans, at a rate per annum equal to the Base Rate PLUS 2% plus the Applicable Margin per annum; PROVIDED, HOWEVER, that, until the expiration of any Interest Period applicable to any Offshore Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the rate which would otherwise be applicable with respect to such Loans PLUS 2%.

           (d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

           2.11 FEES.

           (a) ARRANGEMENT AND AGENCY FEES. The Company shall pay (i) an agency fee to the Administrative Agent for its own account, as required by the letter agreement between the Company and the Administrative Agent dated September 2, 1998; and (ii) fees to the Arranger and the Syndication Agent for the Arranger's and the Syndication Agent's own account, as required by the letter agreement between the Company and the Arranger dated September 2, 1998. The letters referred to in this subsection 2.11(a) are hereinafter referred to as the "FEE LETTERS".

           (b) FACILITY FEES. The Company shall pay to the Administrative Agent for the account of each Bank a facility fee on the average daily amount of such Bank's Commitment (whether or not used), computed on a quarterly basis in arrears on the last Business Day of each calendar quarter, equal to 0.10% per annum. Such facility fee shall accrue from the Closing Date to the Maturity Date and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December commencing on September 30, 1998, to the Maturity Date, with the final payment to be made on the Maturity Date; PROVIDED that, in connection with any reduction or termination of Commitments under Section 2.7, the accrued facility fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The facility fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article IV are not met.

           2.12 COMPUTATION OF FEES AND INTEREST.

           (a) All computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

           (b) Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on the Company and the Banks in the absence of manifest error.

           2.13 PAYMENTS BY THE COMPANY.

           (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Administrative Agent for the account of the Banks at the Administrative Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 2:00 p.m. (Boston time) on the date specified herein. The Administrative Agent will promptly distribute to each Bank its applicable share as provided herein of such payment in like funds as received. Any payment received by the Administrative Agent later than 2:00 p.m. (Boston time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

           (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

           (c) Unless the Administrative Agent receives notice from the Company prior to the date on which any payment is due to the Banks that the Company will not make such payment in full as and when required, the Administrative Agent may assume that the Company has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company has not made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

           2.14 PAYMENTS BY THE BANKS TO THE ADMINISTRATIVE AGENT.

           (a) Unless the Administrative Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Administrative Agent for the account of the Company the amount of that Bank's

Bid Loan or its Pro Rata Share of a Committed Borrowing, as the case may be, the Administrative Agent may assume that each Bank has made such amount available to the Administrative Agent in immediately available funds on the Borrowing Date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the Company such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Administrative Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business
Day following the Borrowing Date, the Administrative Agent will notify the Company of such failure to fund and, upon demand by the Administrative Agent, the Company shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicaoans comprising such Borrowing.

           (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank on any Borrowing Date.

           2.15 SHARING OF PAYMENTS, ETC. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Committed Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share, such Bank shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Banks such participations in the Committed Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.9) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Administrative Agent will keep

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records (which shall be conclusive and binding in the absence of manifest error)
of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

           2.16 SUBSEQUENT BANK. Upon the agreement of the Company and the Syndication Agent, one or more additional Banks ("SUBSEQUENT BANKS") may be added to this Agreement at any time pursuant to the terms of a Subsequent Bank Supplement substantially in the Form of EXHIBIT K hereto. Upon the addition of such Subsequent Bank(s), the aggregate of the Commitments shall be increased to up to $300,000,000 and each Bank's Pro Rata Share of the aggregate Commitments shall be amended accordingly. The Subsequent Banks shall purchase and the existing Banks shall sell such assignments of existing Loans as may be necessary to cause the outstanding Loans of each Borrowing to equal the appropriate Pro Rata Share.

           The addition of such Subsequent Banks is further conditioned upon the payment by the Company of any amount sufficient to compensate the existing Banks for any cost related to breakage of existing Interest Periods or to compensate the Subsequent Banks for the cost of funding existing Loans for the remainder of the existing Interest Periods.

           The Company agrees to deliver such Notes and other documentation as may be necessary to evidence its obligation to the Banks after the addition of the Subsequent Banks hereunder and under the other various Loan Documents.

           2.17 SWING LOANS.

           (a) MAKING OF SWING LOANS. The Administrative Agent may elect in its sole discretion to make loans of a Federal Funds Rate Loan Type (the "SWING LOAN(S)") to the Company solely for the Administrative Agent's own account from time to time on or after the Closing Date and prior to the Revolving Termination Date up to an aggregate principal amount at any one time outstanding not to exceed $50,000,000; PROVIDED, HOWEVER, that after giving effect to any Swing Loan, the aggregate principal amount of all outstanding Loans shall not exceed the lesser of (i) the combined Commitments or (ii) the Borrowing Base. The Administrative Agent may make Swing Loans (subject to the conditions precedent set forth in SECTION 4.2), PROVIDED that the Administrative Agent received notice no later than 2:00 p.m. (Boston time) either (i) by facsimile transmission of a Notice of borrowing in writing or (ii) by telephone notice from a Responsible Officer for funding of a Swing Loan on the Business Day on which such Swing Loan is requested to be made. The Administrative Agent shall not make any Swing Loan after the Administrative Agent becomes aware that one or more of the conditions precedent contained in SECTION 4.2 is not satisfied until such conditions have been satisfied or waived.

           (b) LOAN REQUESTS FOR SWING LOANS. If the Company shall request by telephone notice and obtain a Swing Loan, it shall deliver promptly by facsimile transmission to the Administrative Agent and the Administrative Agent a Notice of Borrowing signed by a Responsible Officer confirming such telephone notice for a Swing Loan. If the information contained in any such Notice of borrowing differs in any material respect from the action taken by the Administrative Agent, the records of the Administrative Agent shall govern, absent manifest error.

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
           (c) REPAYMENT OF SWING LOANS. Each outstanding Swing Loan shall be payable on the Business Day next following the day the Swing Loan was made, with interest at the rate applicable to Federal Funds Rate Loans accrued thereon, and shall be subject to all the terms and conditions applicable to Loans, except that all interest thereon shall be payable to the Administrative Agent solely for its own account. On the due date for such Swing Loan, unless the Company delivers or has previously delivered to the Administrative Agent a notice of its intention to repay and does repay the Swing Loan prior to 12:00 noon (Boston time), such Swing Loan shall automatically convert to a Federal Funds Rate Loan under this Agreement, and each Bank (other than the Administrative Agent), shall, absent the gross negligence or willful misconduct of the Administrative Agent in making such Swing Loan, irrevocably and unconditionally purchase from the Administrative Agent, without recourse or warranty, an undivided interest and participation in such Swing Loan in an amount equal to such Bank's Pro Rata Share and promptly pay such amount to the Administrative Agent in immediately available funds (which payment shall be due by 2:00 p.m. (Boston time) on such day if the Administrative Agent requests payment therefor prior to 12:00 noon (Boston time) on such day; otherwise such payment shall be due by 2:00 p.m. (Boston time) on the first Business Day after the Administrative Agent requests the same). Such payment shall be made by the other Banks whether or not an Event of Default or a Default is then continuing or any other condition precedent set forth in SECTION 4.2 is then met and whether or not the Company has then requested a Loan in such amount. If such amount is not in fact paid to the Administrative Agent by any Bank, the Administrative Agent shall be entitled to recover such amount on demand from such Bank, together with accrued interest thereon from the due date therefor (if made prior to 2:00 p.m., Boston time) on any Business Day until the date such amount is paid to the Administrative Agent by such Bank, at the Federal Funds Rate. The failure of any Bank to pay such amount to the Administrative Agent shall not relieve any other Bank of its obligation to the Administrative Agent hereunder.

           2.18 EXTENSION OF REVOLVING TERMINATION DATE. Between 60 and 45 days prior to the Revolving Termination Date, the Company may, by notice to the Administrative Agent, request that all Banks extend for one additional year the Revolving Termination Date. Such extension so requested shall become effective if (and only if) on or prior to 30 days after such notice, each Bank shall have consented to such extension in writing by notice to the Administrative Agent. If a Bank shall not respond to any such request, it shall be deemed to have refused to extend. If any Bank (a "NON-EXTENDING BANK") shall not agree to such extension, but Banks holding at least 80% of the Commitments shall agree to such extension, the Company may request one or more of the other Banks to purchase the Commitment of the Non-Extending Bank or, with the consent of the Agents, the Company may request an Eligible Assignee to purchase the Commitment of the Non-Extending Bank (any such Bank or Eligible Assignee purchasing all or a portion of such Commitment being called a "REPLACEMENT BANK"). Any such purchase by a Replacement Bank shall be subject to the terms of Section 10.8, except that

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

the Company shall pay any cost related to breakage of existing Interest Periods or the cost of funding existing Loans for the remainder of existing Interest Periods. A requested extension shall not be effective unless all Non-Extending Banks are replaced by Replacement Banks.

                                   ARTICLE III

                     TAXES, YIELD PROTECTION AND ILLEGALITY

           3.1 TAXES.

           (a) Any and all payments by the Company to each Bank or each Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Company shall pay all Other Taxes.

           (b) The Company agrees to indemnify and hold harmless each Bank and each Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by such Bank or Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted (other than taxes on the income of a Bank by a jurisdiction with which such Bank has an effective connection). Payment under this indemnification shall be made within 30 days after the date the Bank or the Agent makes written demand therefor.

           (c) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or Agent, then:

               (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Bank or Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

               (ii) the Company shall make such deductions and withholdings;

               (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

               (iv) the Company shall also pay to each Bank or any Agent for the account of such Bank, at the time interest is paid, all additional amounts which the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes or Other Taxes had not been imposed.

           (d) Within 30 days after the date of any payment by the Company of Taxes or Other Taxes, the Company shall furnish the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to the Administrative Agent.

           (e) If the Company is required to pay additional amounts to any Bank or Agent pursuant to subsection (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

           3.2 ILLEGALITY.

           (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Bank to the Company through the Administrative Agent, any obligation of that Bank to make Offshore Rate Loans (including in respect of any LIBOR Bid Loan as to which the Company has accepted such Bank's Competitive Bid, but as to which the Borrowing Date has not arrived) shall be suspended until the Bank notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist.

           (b) If a Bank determines that it is unlawful to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Administrative Agent), prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 3.4, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan. If the Company is required to so prepay any Offshore Rate Committed Loan, then concurrently with such prepayment, the Company shall borrow from the affected Bank, in the amount of such repayment, a Federal Funds Rate Committed Loan.

           (c) If the obligation of any Bank to make or maintain Offshore Rate Committed Loans has been so terminated or suspended, the Company may elect, by giving notice to the Bank through the Administrative Agent that all Loans which would otherwise be made by the Bank as Offshore Rate Committed Loans shall be instead Federal Funds Rate Committed Loans.

           (d) Before giving any notice to the Administrative Agent under this Section, the affected Bank shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

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
           3.3 INCREASED COSTS AND REDUCTION OF RETURN.

           (a) If any Bank determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate) in or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Administrative Agent), pay to the Administrative Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

           (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, Loans, credits or obligations under this Agreement above what such Bank or corporation would have been required to maintain but for the occurrence of such circumstances, then, upon demand of such Bank to the Company through the Administrative Agent, the Company shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

           (c) No Bank shall be entitled to compensation under this Section 3.3 for any costs incurred or reduction suffered with respect to any date that it has such costs unless it shall have notified the Company that it will demand compensation for such costs or reductions under paragraph (a) or (b) above, as applicable, not more than 120 days after the later of (i) such date and (ii) the date on which it shall have become aware of such costs or reductions; provided, however, that the Company shall not be responsible for any amount in excess of its allocated share of such cost incurred or reductions suffered by the Company.

           3.4 FUNDING LOSSES. The Company shall reimburse each Bank and hold each Bank harmless from any loss or expense (other than lost profits) which the Bank may sustain or incur as a consequence of:

           (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan;

           (b) the failure of the Company to borrow a Loan or continue or convert a Committed Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

           (c) the failure of the Company to make any prepayment of any Committed Loan in accordance with any notice delivered under Section 2.8;

           (d) the prepayment (including pursuant to Section 2.8) or other payment (including after acceleration thereof) of any Offshore Rate Loan, or Absolute Rate Bid Loan on a day that is not the last day of the relevant Interest Period; or

           (e) the automatic conversion under Section 2.4 of any Offshore Rate Committed Loan to a Federal Funds Rate Committed Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Company to the Banks under this Section and under subsection 3.3(a), each Offshore Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBO Rate used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

           3.5 INABILITY TO DETERMINE RATES. If the Administrative Agent or the Majority Banks determine that for any reason adequate and reasonable means do not exist for determining the LIBO Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the LIBO Rate applicable pursuant to subsection 2.10(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to the Banks of funding such Loan, the Administrative Agent will promptly so notify the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans hereunder shall be suspended until the Administrative Agent, upon the instruction of the Majority Banks, revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Banks shall make, convert or continue the Committed Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Committed Loans shall be made, converted into or continued as Federal Funds Rate Committed Loans.

           3.6 CERTIFICATES OF BANKS. Any Bank claiming reimbursement or compensation under this Article III shall deliver to the Company (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and the Bank's calculations thereof and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

           3.7 SURVIVAL.  The agreements and  obligations of the Company in this
Article III shall survive the payment of all other Obligations.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

           4.1 CONDITIONS OF INITIAL LOANS. This Agreement shall become effective on the Refinancing Date. The occurrence of the Refinancing shall be subject to the prior or concurrent satisfaction of each of the following conditions precedent:

               (a)  DOCUMENTATION.  Receipt  by the  Administrative  Agent on or
before the Refinancing Date of (i) evidence, in form and substance satisfactory to the Administrative Agent, that the GE Capital Facility shall have closed and
(ii) all of the following, in form and substance satisfactory to the Administrative Agent and each Bank, and in sufficient copies for the Administrative Agent and each Bank:

               (i) CREDIT AGREEMENT. This Agreement executed by each party thereto;

               (ii) RESOLUTIONS; INCUMBENCY.

                    (A) Copies of the  resolutions  of the board of  trustees of the Company authorizing the transactions contemplated hereby, certified as of the Refinancing Date by the Secretary or an Assistant Secretary of the Company and

                    (B) A certificate of the Secretary or Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

               (iii)  ORGANIZATION   DOCUMENTS;   GOOD  STANDING.  Each  of  the
          following documents:

                    (A) to the extent not previously delivered to the Syndication Agent, any amendment to the Trust Agreement, certified by the Secretary or Assistant Secretary of the Company as of the initial Borrowing Date; and

                    (B) a good standing  certificate  from the Company issued by the Secretary of State of the Commonwealth of Massachusetts.

               (iv) SECURITY AGREEMENT. The Security Agreement duly executed by the parties thereto, together with evidence, satisfactory to the Administrative Agent, that all filings and other actions reasonably intended to perfect the Administrative Agent's Lien on any collateral granted under the Security Agreement have been duly made and done and are in full force and effect and together with certified copies of the Intercreditor Agreement and Custody Agreement referred to therein.

               (v) LEGAL OPINION. An opinion of Dechert Price & Rhoads, counsel to the Company, addressed to the Agents and the Banks, substantially in the form of EXHIBIT D;

               (vi) PAYMENT OF FEES. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Refinancing Date, together with Attorney Costs of BofA to the extent invoiced prior to or on the Refinancing Date; including any such costs, fees and expenses arising under or referenced in Sections 2.11 and 10.4;

               (vii) CERTIFICATE. A certificate signed by a Responsible Officer, dated as of the Refinancing Date, stating that:

                    (A) the representations and warranties  contained in Article
               V are true and correct on and as of such date, as though made on and as of such date;

                    (B) no Default or Event of Default exists; and

                    (C) there has occurred  since February 28, 1998, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

               (viii) OTHER DOCUMENTS. Such other approvals, opinions, documents or materials as the Agent or any Bank may request.

           4.2 CONDITIONS TO ALL BORROWINGS. The obligation of each Bank to make any Committed Loan to be made by it (other than the reimbursement of a Swing Loan pursuant to Section 2.17), or any Bid Loan as to which the Company has accepted the relevant Competitive Bid (including its initial Loan) or of State Street to make any Swing Loan, is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date:

          (a) NOTICE OF BORROWING. As to any Committed Loan, the Administrative Agent shall have received (with a copy for each Bank) a Notice of Borrowing;

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
           (b) CONTINUATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in Article V shall be true and correct on and as of such Borrowing Date with the same effect as if made on and as of such Borrowing Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date);

           (c) NO EXISTING DEFAULT. No Default or Event of Default shall exist or shall result from such Borrowing; and

           (d) BORROWING BASE CERTIFICATE. The Administrative Agent shall have received a Borrowing Base Certificate giving effect to the proposed Loan dated within two Business Days of such Loan.

Each Notice of Borrowing and Competitive Bid Request submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice or request and as of each Borrowing Date, that the conditions in Section 4.2 are satisfied.

           SECTION 4.3 CONSEQUENCES OF EFFECTIVENESS, ETC. On the Refinancing Date the Original Agreement shall be automatically amended and restated to read as set forth herein. On and after the Refinancing Date the rights and obligations of the parties hereto shall be governed by this Agreement; PROVIDED that rights and obligations of the parties hereto with respect to the period prior to the Refinancing Date shall continue to be governed by the provisions of the Original Agreement. On the Refinancing Date, the Pro Rata Share of each Bank shall immediately become the percentage set forth opposite the name of such Bank on SCHEDULE 2.1. With effect from and including the Refinancing Date, each Person listed on the signature pages hereof that is not a party to the Original Agreement shall become a party to this Agreement. Any Bank that is a party to the Original Agreement whose Pro Rata Share becomes 0% on the occurrence of the Refinancing shall, upon the occurrence thereof and the reallocation of Loans pursuant to SECTION 4.4, cease to be a Bank party to this Agreement, and all accrued fees and other amounts payable under the Original Agreement for the account of such Bank shall be due and payable on such date; PROVIDED that the provisions of SECTIONS 3.1, 3.3, 3.4, 10.4 and 10.5 shall continue to inure to the benefit of each such Bank.

           SECTION 4.4 REALLOCATION OF LOANS. On the occurrence of the Refinancing, (a) each Bank that, as a result of the adjustment of the Pro Rata Shares, is to have a greater principal amount of Loans outstanding than such Bank had outstanding immediately prior to the occurrence of the Refinancing shall, if requested by the Administrative Agent, deliver to the Administrative Agent immediately available funds to cover such Loans (and the Administrative Agent shall, to the extent of the funds so received and the funds received from any Banks that are not parties to the Original Agreement, disburse funds to each Bank that, as a result of such adjustment of the Pro Rata Shares, is to have a lesser principal amount outstanding than such Bank had outstanding under the Original Agreement), and (b) immediately prior to the Refinancing each Bank that is not a party to the Original Agreement shall deliver to the Administrative Agent immediately available funds to cover its Loans that will equal such Bank's Pro Rata Share of the aggregate principal amount outstanding under this Agreement immediately after the occurrence of the Refinancing.

           SECTION 4.5 AMOUNTS OUTSTANDING UNDER THE ORIGINAL AGREEMENT DEEMED TO BE LOANS UNDER THIS Agreement. The principal amounts of Loans owing under the Original Agreement as at the Refinancing Date to each Bank that is a party thereto (as reallocated pursuant to this Agreement) shall be deemed to be Loans made by that Bank hereunder.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

           The Company represents and warrants to each Agent and each Bank that:

           5.1 EXISTENCE AND POWER. The Company:

           (a) is a business trust duly organized, validly existing and in good standing under the laws of Massachusetts;

           (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;

           (c) is duly qualified and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

           (d) is in compliance with all Requirements of Law; except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

           5.2 REGISTRATION OF COMPANY AND COMPANY'S SHARES. The Company is a registered investment company under the Act and has registered the sale of its shares under the 1933 Act and the Act.

           5.3 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Company of this Agreement and each other Loan Document to which the Company is party, have been duly authorized by all necessary corporate action, and do not and will not:

           (a) contravene the terms of any of the Company's Organization Documents;

           (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the Company is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or its property is subject;

           (c) violate any Requirement of Law; or

           (d) violate the Investment Policies or Investment Restrictions.

           5.4 GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any
Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or any of its Subsidiaries of this Agreement or any other Loan Document.

           5.5 BINDING EFFECT. This Agreement and each other Loan Document to which the Company is a party constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

           5.6 LITIGATION. There are no actions, suits, proceedings, labor controversies, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company or any of its properties which:

           (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

           (b) if determined adversely to the Company, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

           5.7 NO DEFAULT. No Default or Event of Default exists or would result from the incurring of any Obligations by the Company. As of the Closing Date, the Company is not in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 8.1(e).

           5.8 ERISA COMPLIANCE.

           The Company has not established or maintained, nor is it liable under any Plan.

           5.9 USE OF PROCEEDS. The proceeds of the Loans are to be used to provide liquidity for one or more of the following: (i) periodic tender offers for the repurchase of the Company's shares, (ii) to fund general working capital needs and (iii) to fund obligations with respect to unfunded loans or revolving credit commitments. The Company may also use the proceeds of the Loans to leverage the Company's portfolio to enhance yield.

           5.10 FINANCIAL CONDITION.

           (a) The audited financial statements of the Company dated February 28, 1998, and the related statements of income or operations, equity and cash flows for the period ended on such date:

               (i) were prepared in conformity with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

               (ii) fairly present the financial condition of the Company as of the date thereof and results of operations for the period covered thereby; and

               (iii) show all material indebtedness and other liabilities, direct or contingent of the Company as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

           (b) Since  February  28,  1998,  there has been no  Material  Adverse
Effect.

           5.11 TAXES. The Company has filed all Federal and other material tax returns and reports required to be filed, and has paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company that would, if made, have a Material Adverse Effect.

           5.12 ENVIRONMENTAL MATTERS. Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

           5.13 NO BURDENSOME RESTRICTIONS. The Company is not a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

           5.14 SUBSIDIARIES. The Company has no Subsidiaries.

           5.15 FULL DISCLOSURE. None of the representations or warranties made by the Company in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Banks prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

           5.16 REGULATIONS U AND X. The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used by the Company for a purpose which violates, or would be inconsistent with, FRB Regulation U or X. Terms for which meanings are provided in F.R.S. Board Regulation U or X or any regulations substituted therefore, as from time to time in effect, are used in this Section with such meanings.

           5.17 INVESTMENT POLICIES AND INVESTMENT RESTRICTIONS. The Company is in compliance with all of the Investment Policies and Investment Restrictions.

           5.18 ADVISORY CONTRACT. The Company's Amended and Restated Investment Management Agreement with the Investment Adviser dated April 7, 1997, as further amended August 7, 1998 and Administrative Agreement with Pilgrim America Group, Inc., dated April 7, 1997, are in the form delivered to the Agents and the Banks.

           5.19 COMPLIANCE WITH LAWS. The Company is in compliance with all applicable laws and regulations (including the Act and all regulations thereunder), and all applicable ordinances, decrees, requirements, orders and judgments of, and all of the material terms of any applicable licenses and permits issued by, any governmental body, agency or official to the extent that non-compliance would be reasonably likely to have a Material Adverse Effect. The Company has received no notice of any action to be taken by the SEC with respect to the Company that would be materially adverse to the Company's financial condition or operations. The SEC has not made any request for any information from the Company since April 1995 other than information that is routine and/or periodic in nature.

           5.20 TAX STATUS. The Company has taken all steps reasonably necessary to maintain its status as a regulated investment company under the Code.

           5.21 YEAR 2000 PROBLEM. The Company has reviewed the areas within its business and operations which could be adversely affected by, and has developed or is developing a program to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by the Company may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999). Based on such review and program, the Company reasonably believes that the "Year 2000 Problem" will not have a Material Adverse Effect.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

           So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

           6.1 FINANCIAL STATEMENTS. The Company shall deliver to each Bank and each Agent:

               (a) As soon as available and in any event within 60 days after each of its Fiscal Years, a copy of its annual audited Statement of Assets and Liabilities, including a statement of investments, prepared in conformity with GAAP and certified by an independent certified public accountant who, in the commercially reasonable judgment of the Majority Banks, shall be satisfactory to the Majority Banks, together with a certificate from such accountant (i) acknowledging to the Banks such accountant's understanding that the Banks are relying on such Statement of Assets and Liabilities, (ii) containing a computation of, and showing compliance with, the financial ratios contained in SECTION
          7.9 and (iii) to the effect that, in making the examination necessary for the signing of such Statement of Assets and Liabilities, such accountant has not become aware of any Event of Default or Default that has occurred and is continuing, or if such accountant has become aware of any such event, describing it and the steps, if any, being taken to cure it;


               (b) Within 60 days after the end of the first six months of its Fiscal Year, a copy of its published semi-annual report and asset statement, prepared in conformity with GAAP;

               (c) (i) Within 15 days following the filing thereof, (i) any preliminary proxy materials filed with the SEC, (ii) at least annually within 60 days after the end of each fiscal year of the Company, copies of its current annual report, except that if its Investment Policies are changed materially (including any change in its ability to borrow hereunder), copies of any revised prospectus (or a prospectus supplement) marked to show changes from the prospectus (or prospectus supplement) and statement of additional information most recently delivered to the Banks reflecting any such changes shall be provided to the Banks within 15 days after the same become available, and (iii) within 15 days of the filing thereof, any registration statement filed with the SEC;

               (d) Within 5 days after the end of each month, (i) a certificate substantially in the form of EXHIBIT C ("BORROWING BASE CERTIFICATE") setting forth its (A) borrowing base (as calculated in the manner contemplated by the form of Borrowing Base Certificate) ("BORROWING BASE") and (B) Asset Coverage as of the last day of such month and
          (ii) a certificate signed by a Responsible Officer certifying that, to the best of such Person's knowledge, no Event of Default has occurred and is continuing or, if an Event of Default has occurred and is continuing, the steps being taken to remedy the same;

               (e) Within 15 days after the last day of each fiscal quarter, a list of assets held by the Company as of such day and, within 60 days after the last day of each fiscal quarter, an opinion Meenan, McDevitt & Company or such other Person as shall be reasonably acceptable to the Majority Banks as to the fairness of the values assigned by the Company to the assets held by the Company as of such day; and

               (f) Promptly, such additional information regarding the business, financial or corporate affairs of the Company as the Syndication Agent, at the request of any Bank, may from time to time request.

           6.2 NOTICES.  The Company shall  promptly  notify each Agent and each
Bank:

           (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default;

           (b) of any matter that has resulted or may reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company; including pursuant to any applicable Environmental Laws;

           (c) the scheduling of consideration by the board of trustees of the Company of a change in the Investment Adviser, administrator, custodian or independent accountant, or the appointment of any sub-adviser of any Person acting in a similar capacity to the Investment Adviser; PROVIDED that a mailing to shareholders with respect to any of the foregoing shall not be deemed to be sufficient notice hereunder;

           (d) of any material change in accounting policies or financial reporting practices by the Company; and

           (e) of any change in the name of the Company.

           Without limiting any of the foregoing provisions of this Section 6.2, the Company will promptly notify the Administrative Agent and each Bank of (and, to the extent possible, give the Administrative Agent and each Bank at least ten days' prior written notice of) any contribution failure sufficient to give rise to a Lien under Section 302(f) of ERISA.

           Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company proposes to take with respect thereto and at what time. Each notice under this subsection 6.2(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

           6.3 PRESERVATION OF EXISTENCE, ETC. The Company shall:

           (a) preserve and maintain in full force and effect its existence and good standing under the laws of its state of organization;

           (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business;

           (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

           (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

           6.4 INSURANCE. The Company will maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business to the extent required under applicable law, including such fidelity bond coverage as shall be required by Rule 17g-1 promulgated under the Act or any successor provision, (b) errors and omissions, and director and officer liability insurance, and (c) other insurance against such casualties and contingencies, and, with respect to CLAUSES (B) and (C) hereof, of such types and in such amounts as are substantially similar to the coverages maintained by the Company as of the date of this Agreement, and the Company will, upon request of the Administrative Agent, furnish to each Bank at reasonable intervals a certificate of a Responsible Officer setting forth the nature and extent of all insurance maintained by Company in accordance with this Section.

           6.5 PAYMENT OF OBLIGATIONS. The Company shall pay and discharge as the same shall become due and payable, all its obligations and liabilities, including:

           (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company;

           (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and

           (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

           6.6 COMPLIANCE WITH LAWS. The Company shall comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business, such compliance to include compliance in all material respects with the Act, the 1933 Act and the Exchange Act.

           6.7 INSPECTION OF PROPERTY AND BOOKS AND RECORDS. The Company shall maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company. The Company shall permit representatives and independent contractors of any Agent or Bank to visit and inspect any of its properties, to examine its organizational, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; PROVIDED, HOWEVER, when an Event of Default exists any Agent or Bank may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

           6.8   ENVIRONMENTAL   LAWS.   The  Company   shall  comply  with  all
Environmental Laws.

           6.9 INVESTMENT ADVISER. The Company, to the extent permitted by applicable law, (a) shall at all times maintain Pilgrim America Investments, Inc. as its investment adviser (the "INVESTMENT ADVISER"), or (b) if the contract by which such Investment Adviser is retained by the Company is terminated pursuant to or by reason of the operation of the Act, the Company's trustees or shareholders or any action taken by the SEC, the Investment Adviser shall continue to serve as the Company's investment adviser, with or without a fee, and a successor investment adviser shall thereafter be approved, within 120 days of such termination, in the manner provided by the Act and with the consent of the Majority Banks.

           6.10 REGULATED INVESTMENT COMPANY. The Company will at all times maintain its status as a "regulated investment company" under the Code and a "registered investment company" under the Act.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

         So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

           7.1 LIMITATION ON LIENS. The Company shall not directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("PERMITTED LIENS"):

           (a) any Lien existing on property of the Company on the Closing Date and set forth in SCHEDULE 7.1 securing Indebtedness outstanding on such date or otherwise described in SCHEDULE 7.1;

           (b) any Lien deemed to have been created under any Loan Document;

           (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, provided that no notice of lien has been filed or recorded under the Code;

           (d) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such Liens in the aggregate at any time outstanding for the Company do not exceed $1,000,000.

           7.2 CONSOLIDATIONS AND MERGERS. The Company shall not merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person.

           7.3 LIMITATION ON INDEBTEDNESS. The Company shall not create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness or any preferred shares, except:

           (a) Indebtedness incurred pursuant to this Agreement;

           (b) Indebtedness incurred pursuant to the GE Capital Facility;

           (c) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 7.5;

           (d) Deferred taxes; and

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
           (e) Obligations to Persons who provide services to the Company in the ordinary course of business as an investment company and similar trade obligations incurred in the ordinary course of business.

           7.4 TRANSACTIONS WITH AFFILIATES. Except for fees payable to the Investment Adviser, the Company shall not, enter into any transaction with any Affiliate of the Company, except upon fair and reasonable terms no less favorable to the Company than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary; PROVIDED that any such transaction must be made in substantial compliance with
Section 17 of the Act or an exemption therefrom.

           7.5 CONTINGENT OBLIGATIONS. The Company shall not create, incur, assume or suffer to exist any Contingent Obligations except endorsements for collection or deposit in the ordinary course of business.

           7.6 LEASE OBLIGATIONS. The Company shall not create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease.

           7.7 BUSINESS ACTIVITIES; INVESTMENT POLICIES. The Company shall not engage in any business activity, except as a diversified closed-end management investment company and such activities as may be incidental or related thereto. In addition to, and not in limitation of the foregoing, the Company will not become an open-end management investment company under the Act without the prior written consent of the Banks. The Company will not violate any of the Investment Policies or Investment Restrictions. The Company will not amend, rescind, modify or otherwise change any of the Investment Policies or Investment Restrictions without written notice to the Banks and a written determination by the Majority Banks, that such change will not result in a fundamental change in the credit quality of the Company.

           7.8 ACCOUNTING CHANGES. The Company shall not make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company.

           7.9 FINANCIAL COVENANTS. The Company shall not permit:

           (a) its Asset Coverage to be less than 300% at any time;

           (b) the five largest investments of the Company (including as one investment multiple investments in one Person or one Person and its Subsidiaries and Affiliates) to exceed 25% of the Total Assets of the Company; or

           (c) the sum at any time of the unused portion of Commitments plus Cash Equivalent Investments to be an amount less than the sum of unfunded Indebtedness of the Company.

           7.10 CHANGE OF CUSTODIAN OR AUDITOR. The Company shall promptly provide written notice to the Banks of any change in its custodian or auditor.

           7.11 PENSION PLANS. The Company shall not enter into, or incur any liability relating to, any Plan.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

           8.1 EVENT OF DEFAULT. Any of the following shall constitute an "EVENT OF DEFAULT":

           (a) NON-PAYMENT. The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan (ii) within two days after the same becomes due, any amount of interest on any Bid Loan, or (iii) within five days after the same becomes due, any other interest, fee or any other amount payable hereunder or under any other Loan Document; or

           (b) REPRESENTATION OR WARRANTY. Any representation or warranty by the Company made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

           (c) SPECIFIC DEFAULTS. The Company fails to perform or observe any term, covenant or agreement contained in Article VII; or

           (d) OTHER DEFAULTS. The Company fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 20 days after the date upon which written notice thereof is given to the Company by any Agent or Bank; or

           (e) CROSS-DEFAULT. (A) A default or breach shall occur under the GE Capital Facility, and such default or breach (i) involves the failure to make any payment when due in respect of the GE Capital Facility or (ii) causes, or permits the Lender Agent, the Operating Agent, the Collateral Agent or any Lender to cause, Debt, under or with respect to the GE Capital Facility, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, regardless of whether such right is exercised or (B) the Company (i) fails to make any payment in respect of any Indebtedness or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $1,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or

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notice period,  if any,  specified in the relevant  document on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

           (f) INSOLVENCY; VOLUNTARY PROCEEDINGS. The Company (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

           (g) INVOLUNTARY PROCEEDINGS. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

           (h) MONETARY JUDGMENTS. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $1,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 10 days after the entry thereof; or

           (i) NON-MONETARY JUDGMENTS. Any non-monetary judgment, order or decree is entered against the Company which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

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
           (j) CHANGE OF CONTROL. There occurs any Change of Control; or

           (k) INVESTMENT POLICIES. The Company shall violate or take any action that would result in a violation of any of its Investment Policies or Investment Restrictions, except for violations or the taking of such actions that would not in the determination of the Majority Banks result in a fundamental change in the credit quality of the Company; or

           (l) INVESTMENT ADVISER. Pilgrim America Investments, Inc. shall no longer be the Investment Adviser; or

           (m) SECURITY AGREEMENT. The Security Agreement or any provision thereof shall cease to be in full force and effect, or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby, or the Company shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Security Agreement; or

           (n) CHANGE IN CUSTODIAN OR AUDITOR. The Company shall change its custodian or auditor, and the Majority Banks determine in writing such change has resulted in a fundamental change in the credit quality of the Company.

           (o) MATERIAL ADVERSE EFFECT. A Material Adverse Effect shall have occurred and be continuing.

           8.2 REMEDIES. If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Majority Banks:

           (a) declare the Commitment of each Bank to make Committed Loans to be terminated, whereupon such Commitments shall be terminated;

           (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

           (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

PROVIDED, HOWEVER, that upon the occurrence of any event specified in subsection
(f) or (g) of Section 8.1 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Bank.

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
           8.3 RIGHTS NOT EXCLUSIVE. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                   ARTICLE IX

                                   THE AGENTS

           9.1 APPOINTMENT AND AUTHORIZATION. Each Bank hereby appoints, designates and authorizes each Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, none of the Agents shall have any duties or responsibilities, except those expressly set forth herein or in each other Loan Document, nor shall any of the Agents have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any of the Agents.

           9.2 DELEGATION OF DUTIES. The Agents may execute any of their duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agents shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

           9.3 LIABILITY OF AGENTS. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

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
           9.4 RELIANCE BY AGENTS. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

           9.5 NOTICE OF DEFAULT. None of the Agents shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to such Agent for the account of the Banks, unless such Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." Each Agent will notify the Banks as soon as is reasonably practicable of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with Article VIII; PROVIDED, HOWEVER, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

           9.6 CREDIT DECISION. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by any Agent hereinafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agents that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and

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
creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, such Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

           9.7 INDEMNIFICATION. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; PROVIDED, HOWEVER, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse each Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs but without duplication of internal and external counsel) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document (excluding the Fee Letters only to the extent the terms and conditions of such Fee Letters are not otherwise set forth or addressed herein or in any other Loan Document), or any document contemplated by or referred to herein, to the extent that the such Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

           9.8 AGENT IN INDIVIDUAL CAPACITY. BofA, State Street, Deutsche and their respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Affiliates as though BofA, State Street and Deutsche were not Agents hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA, State
Street, Deutsche or their respective Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company) and acknowledge that the Agents shall be under no obligation to provide such information to them. With respect to its Loans, BofA, State Street and Deutsche shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not an Agent, and the terms "Bank" and "Banks" include BofA, State Street and Deutsche in their individual capacity.

           9.9 SUCCESSOR AGENT. Either the Administrative Agent or the Syndication Agent may, and at the request of the Majority Banks shall, resign as such Agent upon 30 days' notice to the Banks. If such Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be approved by the Company, which approval shall not be unreasonably withheld. If no successor agent is appointed prior to the effective date of the resignation of such Agent, such

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
Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of such retiring Agent and the term "Administrative Agent" or "Syndication Agent", as applicable, shall mean such successor agent and such retiring Agent's appointment, powers and duties as such Agent shall be terminated. After any such retiring Agent's resignation hereunder as such Agent, the provisions of this Article IX and Sections 10.4 and 10.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was such Agent under this Agreement. If no successor agent has accepted appointment as such Agent by the date which is 30 days following a retiring Agent's notice of resignation, such retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above.

           9.10 WITHHOLDING TAX.

           (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Company and the Administrative Agent, to deliver to the Company and the Administrative Agent:

               (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 (or any successor form) before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

               (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 (or any successor form) before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement, and IRS Form W-9 (or any successor form); and

               (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

           Such  Bank   agrees  to   promptly   notify  the   Company   and  the
Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

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
           (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 (or any successor form) and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to promptly notify the Company and the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Bank. To the extent of such percentage amount, the Company and the Administrative Agent will treat such Bank's IRS Form 1001 (or any successor form) as no longer valid.

           (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 (or any successor form) with the Company and the Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

           (d) If any Bank realizes a reduction in the applicable withholding tax, the Company and the Administrative Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Company and the Administrative Agent, then the Company and the Administrative Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

           (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Company and the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Company and the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Company and the Administrative Agent fully for all amounts paid, directly or indirectly, by the Company and the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Company and the Administrative Agent under this Section, together with all costs and expenses (including Attorney Costs but without duplication for internal and external counsel). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

           9.11 OTHER AGENTS. None of the Banks identified on the facing page or signature pages of this Agreement as a "Co-Agent", "Documentation Agent" or "Co-Administrative Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, none of the Banks so identified as "Co-Agent", "Documentation Agent" or "Co-Administrative Agent" shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

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                                    ARTICLE X

                                  MISCELLANEOUS

           10.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Syndication Agent at the written request of the Majority Banks) and the Company and acknowledged by the Agents, and then any such waiver and consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Company and acknowledged by the Syndication Agent, do any of the following:

           (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to subsection 8.2(a)) except as provided in
Section 2.16, unless such Bank has consented thereto in writing;

           (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document including, without limitation, any date fixed for a mandatory prepayment or a mandatory reduction in the aggregate Commitments;

           (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other Loan Document;

           (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder;

           (e) release all or substantially all the collateral securing the Obligations; or

           (f) amend this Section, or Sections 2.15, 6.9, 10.7, or any provision herein providing for consent or other action by all Banks;

and, PROVIDED FURTHER, that (i) no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Majority Banks or all the Banks, as the case may be, and the Company, affect the rights or duties of such

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
Agent under this Agreement or any other Loan Document, and (ii) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

           10.2 NOTICES.

           (a) All notices, requests and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on SCHEDULE 10.2, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on SCHEDULE 10.2; or, as directed to the Company or the applicable Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and such Agent.

           (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II or IX shall not be effective until actually received by the Administrative Agent.

           (c) Any agreement of the Agents and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Agents and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Agents and the Banks shall not have any liability to the Company or other Person on account of any action taken or not taken by the Agents or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans shall not be affected in any way or to any extent by any failure by the Agents and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agents and the Banks of a confirmation which is at variance with the terms understood by the Agents and the Banks to be contained in the telephonic or facsimile notice.

           10.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of any Agent or Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

           10.4 COSTS AND EXPENSES. The Company shall:

           (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA and State Street (including in its capacity as an Agent) within five Business Days after demand for all costs and expenses incurred by BofA and State Street (including in its capacity as an Agent) in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs (but without duplication for internal and external counsel) incurred by BofA and State Street (including in its capacity as an Agent) with respect thereto; and

           (b) pay or reimburse each Agent, the Arranger and each Bank within five Business Days after demand (subject to subsection 4.1(a)(v)) for all costs and expenses (including Attorney Costs but without duplication for internal and external counsel) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

           10.5 INDEMNITY. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "INDEMNIFIED PERSON") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs but without duplication for internal and external counsel) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of any Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement, any other Loan Document or any other document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or any other Loan Document or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"); PROVIDED, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the bad faith, gross negligence or willful misconduct of such Indemnified Person or the reckless disregard by such Indemnified Person of his duties under this Agreement. The agreements in this Section shall survive payment of all other Obligations. A Person seeking indemnification from the Company pursuant to this Agreement shall give prompt notice to the Company of any claim in respect of which indemnification may be sought and shall provide to the Company a written affirmation of entitlement to indemnification.

           10.6 PAYMENTS SET ASIDE. To the extent that the Company makes a payment to an Agent or the Banks, or an Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by an Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to such Agent upon demand its pro rata or other applicable share of any amount so recovered from or repaid by such Agent.

           10.7 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Syndication Agent and each Bank.

           10.8 ASSIGNMENTS, PARTICIPATIONS, ETC.

           (a) Any Bank may, with the written consent of the Company at all times other than during the existence of an Event of Default and the Syndication Agent, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company or the Syndication Agent shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an "ASSIGNEE") all, or any ratable part of all, of the Loans, the Commitment and the other rights and obligations of such Bank hereunder, in a minimum amount of $5,000,000; PROVIDED, HOWEVER, that the Company and the Agents may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agents by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Company and the Syndication Agent an Assignment and Acceptance in the form of EXHIBIT E ("ASSIGNMENT AND ACCEPTANCE") and (iii) the assignor Bank or Assignee has paid to the Syndication Agent and the Administrative Agent a processing fee of $1,500 each except where the Assignee is an affiliate of the assigning Bank.

           (b) From and after the date that the Syndication Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

           (c) Within five Business Days after its receipt of notice by the Syndication Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, (and provided that it consents to such assignment in accordance with subsection 10.8(a)), the Company shall execute and deliver to the Syndication Agent, new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank by the amount the Commitment assigned.

           (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "PARTICIPANT") (other than investment companies) participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "Originating Bank") hereunder and under the other Loan Documents; PROVIDED, HOWEVER, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Company and the Agents shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and
(iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 10.1. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 3.1,
3.3 and 10.5 as though it were also a Bank hereunder, but shall not have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Company hereunder shall be determined as if such Bank had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

           (e) Each Bank agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Company, or by an Agent on the Company's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; PROVIDED, HOWEVER, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which any Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any Affiliate of such Bank, or to any Participant or Assignee, actual or potential, provided that such Affiliate, Participant or Assignee agrees to keep such information confidential to the same extent required of the Banks hereunder, and (H) as to any Bank, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company is party or is deemed party with such Bank.

           (f) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and any Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ss. 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

           (g) Any Bank may transfer and carry all or a portion of its Commitment and the Loans at the time held by it at, to or for the account of any domestic or foreign branch office of such Bank, and such transfer shall not be deemed an assignment or participation pursuant to this Section 10.8; provided, however, that such Bank shall not be entitled to receive any amount payable pursuant to Section 3.3 hereof to the extent that such amount would not have been payable but for the transfer referred to above; provided, further, that such Bank shall have delivered to the Syndication Agent revised information with respect to it as set forth in Section 10.2.

           10.9 SET-OFF. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not any Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Agents after any such set-off and application made by such Bank; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application.

           Without limiting the foregoing, upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall have a right of set-off with respect to the Deposit Account. To the extent the available cash in the Deposit Account is insufficient to repay Loans due the Banks, the Company authorizes the Administrative Agent in its capacity as custodian to dispose of the Company's assets as selected by the Investment Adviser to the extent necessary to repay all amounts due to the Banks. All payments so received by the Administrative Agent with respect to the Loans shall be applied first to interest and then to principal.

           10.10 NOTIFICATION OF ADDRESSES, LENDING OFFICES, ETC. Each Bank shall notify the Agents in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agents shall reasonably request.

           10.11 COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

           10.12 SEVERABILITY. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

           10.13 NO THIRD PARTIES BENEFITED. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks, the Agents and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

           10.14 GOVERNING LAW AND JURISDICTION.

           (A) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT THE AGENTS AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

           (B) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR

OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENTS AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE AGENTS AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. THE COMPANY, THE AGENTS AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

           10.15 WAIVER OF JURY TRIAL. THE COMPANY, THE BANKS AND THE AGENTS EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS AND THE AGENTS EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

           10.16 ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Banks and the Agents, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

           SECTION 10.17 OFFICERS, TRUSTEES AND SHAREHOLDERS OF THE COMPANY NOT BOUND. Each Bank and Agent agrees that this Agreement has been executed by an officer of the Company on behalf of the Company and not individually. Each Bank and Agent agrees that the Obligations of the Company hereunder are not binding on the officers, trustees or shareholders of the Company, but are only binding upon the Company and its assets and property. The liability of the officers, trustees and shareholders of the Company is limited by the Trust Agreement, which is on file with the Secretary of State of The Commonwealth of Massachusetts.

           SECTION 10.18 CONTINUING EFFECTIVENESS, ETC. After the Refinancing Date, all references in the Loan Documents or other similar documents to "Credit Agreement" or words of like import shall refer to this Agreement. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Banks under any of the other Loan Documents, nor constitute a waiver of any provision of the Loan Documents.

           SECTION 10.19 FACSIMILE EXECUTION. One or more executed counterparts of this Agreement or any document or instrument related hereto may be delivered by facsimile, with the intention that such counterparts have the same effect as an original executed counterpart hereof or thereof. Any party hereto delivering an executed counterpart of this Agreement or any related document or instrument by facsimile, shall promptly provide an original of such executed counterpart to the Syndication Bank.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their proper and duly authorized officers as of the day and year first above written.


                                                PILGRIM AMERICA PRIME RATE TRUST


                                                By:
                                                   -----------------------------
                                                Title:
                                                      --------------------------

                                                BANK OF AMERICA NATIONAL TRUST
                                                AND SAVINGS ASSOCIATION, as
                                                Syndication Agent



                                                By:
                                                   -----------------------------
                                                Title:
                                                      --------------------------

                                             STATE STREET BANK AND TRUST COMPANY
                                             as Administrative Agent


                                             By:
                                                -----------------------------
                                             Title:
                                                   --------------------------

                                                DEUTSCHE BANK A.G., New York
                                                branch, as Documentation Agent



                                                By:
                                                   -----------------------------
                                                Title:
                                                      --------------------------


                                                By:
                                                   -----------------------------
                                                Title:
                                                      --------------------------

                                               COMMERZBANK A.G., Los Angeles
                                               Branch, as Co-Agent and as a Bank


                                                By:
                                                   -----------------------------
                                                Title:
                                                      --------------------------


                                                By:
                                                   -----------------------------
                                                Title:
                                                      --------------------------

                                              BANK OF AMERICA NATIONAL TRUST AND
                                              SAVINGS ASSOCIATION, as a Bank


                                              By:
                                                 -----------------------------
                                              Title:
                                                    --------------------------

                                                STATE STREET BANK AND TRUST
                                                COMPANY, as a Bank


                                                By:
                                                   -----------------------------
                                                Title:
                                                      --------------------------

                                             DEUTSCHE BANK A.G., New York and/or
                                             Cayman Islands branches, as a Bank


                                             By:
                                                -----------------------------
                                             Title:
                                                   --------------------------


                                             By:
                                                -----------------------------
                                             Title:
                                                   --------------------------

                                                THE DAI-ICHI KANGYO BANK, LTD.,
                                                Chicago Branch, as a Bank


                                                By:
                                                   -----------------------------
                                                Title:
                                                      --------------------------

                                                BANK HAPOALIM B.M., as a Bank


                                                By:
                                                   -----------------------------
                                                Title:
                                                      --------------------------


                                                By:
                                                   -----------------------------
                                                Title:
                                                      --------------------------

                                                FIRST UNION NATIONAL BANK,
                                                as a Bank

                                                By:
                                                   -----------------------------
                                                Title:
                                                      --------------------------

                                                BANQUE NATIONALE DE PARIS, as a
                                                Bank


                                                By:
                                                   -----------------------------
                                                Title:
                                                      --------------------------